                               EXHIBIT NO. 11.01

                    OCCUPATIONAL HEALTH + REHABILITATION INC
                       COMPUTATION OF EARNINGS PER SHARE
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

                                                             Quarter Ended March 31                    Year-to-Date March 31
                                            ---------------------------------------------------------------------------------------

                                                     1997                     1996                  1997                1996
                                            ---------------------------------------------------------------------------------------

PRIMARY

  Weighted average common stock
  outstanding during the period                          1,566,396                 681,387           1,566,396             681,387
                                                        ----------               ---------          ----------           ---------
  Total                                                  1,566,396                 681,387           1,566,396             681,387
                                                        ==========               =========          ==========           =========
  Net loss                                              $ (653,779)              $(357,529)         $ (653,779)          $(357,529)
  Less: Accretion of preferred stock to
  redemption value                                          (5,158)                      0              (5,158)                  0
                                                        ----------               ---------          ----------           ---------

 Net loss available to common stock                     $ (658,937)              $(357,529)         $ (658,937)          $(357,529)
                                                        ==========               =========          ==========           =========
 Net loss per share                                         $(0.42)                 $(0.53)             $(0.42)             $(0.53)
                                                        ==========               =========          ==========           =========

FULLY DILUTED

 Weighted average common stock
  outstanding during the period                          1,566,396                 681,387           1,566,396             681,387

 Plus:  Incremental shares from assumed
  conversions
   Series A preferred stock                              1,416,667                       0           1,416,667                   0
   Convertible subordinated debt                             7,778                       0               7,778                   0
                                                        ----------               ---------          ----------           ---------
  Adjusted weighted average shares                       2,990,841                 681,387           2,990,841             681,387
                                                        ==========               =========          ==========           =========
  Net loss                                              $ (653,779)              $(357,529)         $ (653,779)          $(357,529)
  Interest expense on convertible
   subordinated debt                                         1,041                       0               1,041                   0
                                                        ----------               ---------          ----------           ---------

  Net loss available to common
   stock                                                $ (652,738)              $(357,529)         $ (652,738)          $(357,529)
                                                        ==========               =========          ==========           =========
  Loss per share - fully diluted                            $(0.22)                 $(0.53)             $(0.22)             $(0.53)
                                                        ==========               =========          ==========           =========
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NOTES: THE EFFECT OF OPTIONS AND WARRANTS IS NOT CONSIDERED
       AS IT WOULD BE ANTIDILUTIVE.